EXHIBIT 99.1

MercadoLibre, Inc. Reports Financial Results for Fourth Quarter 2012 and Full Year 2012

* Net Revenues in Q4'12 grew to 103.8 million, a 30.9% growth in local currencies, and a 20.0% growth in USD

* Items sold during Q4'12 increased by 19.5% year-over-year to 19.0 million

* Net Income during Q4'12 grew to 30.2 million, a 47.6% growth in local currencies, and a 39.9% growth in USD

BUENOS AIRES, Argentina, Feb. 25, 2013 (GLOBE NEWSWIRE) -- MercadoLibre, Inc. (Nasdaq:MELI) (http://www.mercadolibre.com), Latin America's leading e-commerce technology company, today reported financial results for the fourth quarter and full year ended December 31, 2012.

Marcos Galperin, President and Chief Executive Officer of MercadoLibre, Inc., commented, "I am very pleased with the financial results that MercadoLibre was able to deliver during 2012: above $373 million in revenues, a 39% year-on-year growth in constant dollars, and slightly more than $100 million in Net Income, a 44% year-on-year growth in constant dollars. These growth rates were achieved despite difficult comparisons during the second half of the year as we anniversaried the launch of our new technology platform. Our sustained investment in this platform will remain crucial going forward: having accelerated our pace of innovation, it allows us to constantly improve upon the buying and selling experience that we offer our users, as we continue building the preeminent e-commerce ecosystem in the region."

Financial Results Summary

MercadoLibre reported consolidated net revenues for the three months ended December 31, 2012 of $103.8 million, representing a year-over-year growth of 20.0% in USD, and 30.9% in local currencies.

For the three months ended December 31, 2012, gross merchandise volume grew 13.6% year-over-year to $1,646.5 million, while total payment volume grew 30.5% year-over-year to $524.9 million. In local currencies, gross merchandise volume grew 21.1% year-over-year, while payment volume grew 47.1% year-over-year.

Items sold on MercadoLibre during the fourth quarter 2012 increased 19.5% to 19.0 million, while total payments transactions through MercadoPago increased 42.6% to 6.7 million.

Gross profit for the fourth quarter of 2012 was $76.4 million, a 16.1% increase over the previous year quarter. Gross profit margin for the period was 73.6%, down from 76.0% during the fourth quarter of 2011, driven primarily by growth in the lower margin payment business.

Total operating expenses during the fourth quarter 2012 were $37.2 million, a 1.2% increase over the previous year quarter. Total operating expenses as a percentage of net revenues for the fourth quarter of 2012 were 35.9%, an improvement of 666 basis points compared to 42.5% for the same quarter one year earlier.

Income from operations for the fourth quarter 2012 was $39.1 million, representing a year-over-year growth of 35.1% in USD, and 49.6% in local currencies. Operating income margin for the period was 37.7%, up from 33.5% during the fourth quarter of 2011.

Net income before taxes was $42.2 million, an increase of 36.9% over the fourth quarter of 2011. The blended tax rate for the quarter was of 28.4%, as compared to 29.9% during the same quarter one year earlier.

Net income for the three months ended December 31, 2012, increased 39.9% year-over-year to $30.2 million, a local currency growth of 47.6%.

Net income margin was 29.2% for the fourth quarter of 2012, compared to 25.0% for the same period last year. Earnings per share for the fourth quarter of 2012 were $0.69 compared to $0.47 for the prior year quarter.

Free cash flow, defined as cash from operating activities less payment for the acquisition of property, equipment and intangible assets, was $51.1 million for the three months ended December 31, 2012, an increase of 103.2% over the fourth quarter of 2011.*

For the full year, MercadoLibre generated $5.7 billion in gross merchandise volume, consolidated net revenues of $373.6 million, and net income of $101.3 million, or $2.30 per share. Gross merchandise volume was up 18.3% in 2012 when compared to the full year 2011, while net revenues increased 25.0% and net income increased 32.0%. In constant dollars, gross merchandise volume increased 29.2%, consolidated net revenues were up by 38.9%, and net income was up by 44.2%, all versus the previous year.

(*) See note on "Non-GAAP Financial Measures"

The following table summarizes certain key performance metrics for the three months ended December 31, 2012 and 2011.

Three month ended December 31, (in MM)	2012	2011	%YoY	%YoY Constant USD
Total confirmed registered users at the end of period	81.5	65.8	23.7%	--
New confirmed registered users during the period	4.3	3.8	12.0%	--
Gross merchandise volume	$ 1,646.5	$ 1,450.0	13.6%	21.1%
Items sold	19.0	15.9	19.5%	--
Total payments volume	$ 524.9	$ 402.3	30.5%	47.1%
Total payments transactions	6.7	4.7	42.6%	--

Table of Year-on-Year Local Currency Revenue Growth Rates by Quarter

	YoY Growth rates at previous years exchange rates
Consolidated Net Revenues
	Q4'11	Q1'12	Q2'12	Q3'12	Q4'12
Brazil	39%	29%	36%	25%	19%
Argentina	70%	85%	81%	69%	62%
Mexico	31%	35%	30%	29%	19%
Venezuela	64%	66%	72%	57%	43%
Others	35%	34%	30%	20%	15%
Total	46%	44%	47%	37%	31%

Conference Call and Webcast

The Company will host a conference call and audio webcast on February 25, 2013 at 4:30 p.m. Eastern Time. The conference call may be accessed by dialing +(970) 315-0420 or +(877) 303-7209 (Conference ID 12322459) and requesting inclusion in the call for MercadoLibre. The live conference call can be accessed via audio webcast at the investor relations section of the Company's website, at http://investor.mercadolibre.com. An archive of the webcast will be available for one week following the conclusion of the conference call.

Definition of Selected Operational Metrics

Total confirmed registered users – Measure of the cumulative number of users who have registered on the MercadoLibre platform (including MercadoPago) and confirmed their registration.

New confirmed registered users – Measure of the number of new users who have registered on the MercadoLibre platform (including MercadoPago) and confirmed their registration.

Gross merchandise volume – Measure of the total U.S. dollar sum of all transactions completed through the MercadoLibre Marketplace, excluding motor vehicles, vessels, aircraft, real estate, and services.

Items sold – Measure of the number of items sold/purchased through the MercadoLibre Marketplace.

Total payment volume – Measure of total U.S. dollar sum of all transactions paid for using MercadoPago.

Total payment transactions – Measure of the number of all payment completed transactions using MercadoPago.

Operating margin – Defined as income from operations as a percentage of net revenues.

Blended tax rate – Defined as income and asset tax expense as a percentage of income before income and asset tax.

Net income margin – Defined as net income as a percentage of net revenues.

Free Cash Flow – Defined as cash flows from operating activities less property, equipment and intangible asset.

Local Currency Growth Rates – Calculated by using the average monthly exchange rate for each month during the previous year and applying it to the corresponding month in the current year, so as to calculate what the growth would have been had exchange rates been the same throughout both periods.

About MercadoLibre

Founded in 1999, MercadoLibre is Latin America's leading e-commerce technology company. Through its primary platforms, MercadoLibre.com and MercadoPago.com, it provides solutions to individuals and companies buying, selling, advertising, and paying for goods and services online.

MercadoLibre.com serves millions of users and creates a market for a wide variety of goods and services in an easy, safe and efficient way. The site is among the top 50 in the world in terms of page views and is the leading retail platform in unique visitors in the major countries in which it operates according to metrics provided by comScore Networks.  The Company is listed on NASDAQ (Nasdaq:MELI) following its initial public offering in 2007.

For more information about the company visit: http://investor.mercadolibre.com.

The MercadoLibre, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4193

Consolidated balance sheets
	December 31,	December 31,
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$ 101,489,002	$ 67,381,677
Short-term investments	93,694,805	74,928,620
Accounts receivable, net	19,837,022	16,815,087
Credit cards receivables, net	35,816,506	23,855,689
Prepaid expenses	2,080,079	1,269,594
Deferred tax assets	11,040,543	9,131,638
Other assets	11,403,218	6,863,250
Total current assets	275,361,175	200,245,555
Non-current assets:
Long-term investments	85,955,584	43,933,316
Property and equipment, net	37,726,222	30,877,719
Goodwill	60,366,063	62,093,948
Intangible assets, net	7,279,865	6,494,857
Deferred tax assets	5,862,247	6,491,646
Other assets	6,118,120	5,794,395
Total non-current assets	203,308,101	155,685,881
Total assets	$ 478,669,276	$ 355,931,436

Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$ 23,976,613	$ 20,251,313
Funds payable to customers	101,472,662	69,216,185
Salaries and social security payable	19,974,463	13,525,293
Taxes payable	19,210,568	11,633,178
Loans payable and other financial liabilities	84,570	146,194
Dividends payable	4,812,396	3,531,362
Total current liabilities	169,531,272	118,303,525
Non-current liabilities:
Salaries and social security payable	3,452,445	3,844,172
Loans payable and other financial liabilities	59,493	136,227
Deferred tax liabilities	8,975,290	8,670,606
Other liabilities	2,837,150	1,797,890
Total non-current liabilities	15,324,378	14,448,895
Total liabilities	$ 184,855,650	$ 132,752,420

Commitments and contingencies (Note 15)
Redeemable noncontrolling interest	$ 4,000,000	$ 4,000,000
Equity:
Common stock, $0.001 par value, 110,000,000 shares authorized, 44,150,920 and 44,142,020 shares issued and outstanding at December 31, 2012 and December 31, 2011, respectively	$ 44,151	$ 44,142
Additional paid-in capital	120,468,759	120,452,032
Retained earnings	218,083,844	135,726,188
Accumulated other comprehensive loss	(48,783,128)	(37,043,346)
Total Equity	289,813,626	219,179,016

Total Liabilities, Redeemable Noncontrolling Interest and Equity	$ 478,669,276	$ 355,931,436

Consolidated statements of income
	Year Ended December 31,
	2012	2011	2010

Net revenues	$ 373,601,494	$ 298,931,625	$ 216,715,713
Cost of net revenues	(98,085,644)	(72,055,835)	(46,549,845)
Gross profit	275,515,850	226,875,790	170,165,868

Operating expenses:
Product and technology development	(28,626,880)	(23,349,787)	(15,855,992)
Sales and marketing	(72,002,954)	(64,968,755)	(48,883,167)
General and administrative	(45,228,145)	(38,785,083)	(30,828,146)
Total operating expenses	(145,857,979)	(127,103,625)	(95,567,305)
Income from operations	129,657,871	99,772,165	74,598,563

Other income (expenses):
Interest income and other financial gains	11,877,375	9,905,829	4,931,215
Interest expense and other financial losses	(1,138,379)	(3,648,733)	(7,601,671)
Foreign currency gain/(loss)	11,597	2,353,005	(62,447)
Other (loss) / income, net	(190,938)	73,894	--
Net income before income / asset tax expense	140,217,526	108,456,160	71,865,660

Income / asset tax expense	(38,871,379)	(31,659,821)	(15,840,641)
Net income	$ 101,346,147	$ 76,796,339	$ 56,025,019

Less: Net Income attributable to Reedemable Noncontrolling Interest	98,849	16,286	--
Net income attributable to MercadoLibre, Inc. shareholders	$ 101,247,298	$ 76,780,053	$ 56,025,019

	Year Ended December 31,
	2012	2011	2010

Basic EPS
Basic net income attributable to MercadoLibre, Inc.
Shareholders per common share	$ 2.30	$ 1.73	$ 1.27

Weighted average shares	44,147,861	44,138,397	44,124,018

Diluted EPS
Diluted net income attributable to MercadoLibre, Inc.
Shareholders per common share	$ 2.30	$ 1.73	$ 1.27

Weighted average shares	44,149,838	44,151,437	44,146,858

Consolidated statements of income
	Three Months Ended December 31,
	2012	2011
	(Unaudited)

Net revenues	$ 103,754,645	$ 86,465,653
Cost of net revenues	(27,402,861)	(20,724,540)
Gross profit	76,351,784	65,741,113

Operating expenses:
Product and technology development	(6,686,830)	(6,748,985)
Sales and marketing	(19,182,428)	(19,401,416)
General and administrative	(11,354,005)	(10,624,821)
Total operating expenses	(37,223,263)	(36,775,222)
Income from operations	39,128,521	28,965,891

Other income (expenses):
Interest income and other financial gains	2,880,600	2,868,565
Interest expense and other financial losses	(273,902)	(1,086,099)
Foreign currency gain/(loss)	489,094	272,183
Other (loss) / income, net	31	(179,256)
Net income before income / asset tax expense	42,224,344	30,841,284

Income / asset tax expense	(11,977,955)	(9,219,854)
Net income	$ 30,246,388	$ 21,621,430

Less: Net Income attributable to Reedemable Noncontrolling Interest	55,985	15,764
Net income attributable to MercadoLibre, Inc. shareholders	$ 30,190,403	$ 21,605,666

	Three Months Ended December 31,
	2012	2011
	(Unaudited)
Basic EPS
Basic net income attributable to MercadoLibre, Inc.
Shareholders per common share	$ 0.69	$ 0.47

Weighted average shares	44,150,920	44,142,020

Diluted EPS
Diluted net income attributable to MercadoLibre, Inc.
Shareholders per common share	$ 0.69	$ 0.47

Weighted average shares	44,152,895	44,152,658

Consolidated statements of cash flows
	Year Ended December 31,
	2012	2011	2010

Cash flows from operations:
Net income attributable to MercadoLibre, Inc. Shareholders	$ 101,247,298	$ 76,780,053	$ 56,025,019
Adjustments to reconcile net income to net cash provided by operating activities:
Net Income attributable to Reedemable Noncontrolling Interest	98,849	16,286	--
Depreciation and amortization	8,959,293	7,268,075	4,921,650
Accrued interest	(2,538,735)	(3,177,578)	(504,874)
Stock-based compensation expense - stock options	--	--	244
Stock-based compensation expense - restricted shares	--	--	37,696
LTRP accrued compensation	4,442,822	4,079,265	3,479,066
Deferred income taxes	(492,362)	1,022,797	(7,053,030)
Changes in assets and liabilities:
Accounts receivable	(8,651,951)	(9,274,653)	(7,063,942)
Credit Card Receivables	(15,570,142)	(19,494,707)	(2,324,575)
Prepaid expenses	(898,959)	(436,310)	(333,755)
Other assets	(5,809,218)	(6,532,978)	(3,643,650)
Accounts payable and accrued expenses	18,061,683	10,808,788	8,987,590
Funds payable to customers	39,889,201	27,875,755	15,458,416
Other liabilities	1,153,610	490,838	(89,402)
Net cash provided by operating activities	139,891,389	89,425,631	67,896,453
Cash flows from investing activities:
Purchase of investments	(539,355,434)	(379,044,395)	(121,266,157)
Proceeds from sale and maturity of investments	472,871,653	336,835,026	76,062,629
Payment for acquired businesses, net of cash acquired	--	(5,468,180)	--
Purchases of intangible assets	(1,390,654)	(280,706)	(416,450)
Purchases of property and equipment	(16,747,746)	(18,924,161)	(13,214,043)
Net cash used in investing activities	(84,622,182)	(66,882,416)	(58,834,021)
Cash flows from financing activities:
Decrease in short term debt	--	--	(3,000,000)
Dividends paid	(17,968,004)	(10,593,206)	--
Stock options exercised	5,700	11,175	18,199
Net cash used in financing activities	(17,962,304)	(10,582,031)	(2,981,801)
Effect of exchange rate changes on cash and cash equivalents	(3,199,578)	(1,409,973)	946,433
Net increase in cash and cash equivalents	34,107,325	10,551,211	7,027,064
Cash and cash equivalents, beginning of the year	67,381,677	56,830,466	49,803,402
Cash and cash equivalents, end of the year	$ 101,489,002	$ 67,381,677	$ 56,830,466

	Year Ended December 31,
	2012	2011	2010

Supplemental cash flow information:
Cash paid for interest	$ 68,916	$ 58,559	$ 5,781,058
Cash paid for income and asset taxes	$ 38,837,721	31,050,206	22,253,947

Acquisition of AutoPlaza.com
Cash and cash equivalents	$ --	$ 3,876	$ --
Tax credits	--	49,951	--
Non current assets	--	99,522	--
Total assets acquired	--	153,349	--
Total liabilities assumed	--	--	--
Net assets acquired	--	153,349	--
Goodwill and Identifiable Intangible Assets	--	8,966,744	--
Non-controlling interest		(3,648,037)
Total purchase price	--	5,472,056	--
Cash and cash equivalents acquired	--	3,876	--
Payment for acquired businesses, net of cash acquired	$ --	$ 5,468,180	$ --

Financial results of reporting segments
	Year Ended December 31, 2012
	Brazil	Argentina	Mexico	Venezuela	Other Countries	Total

Net revenues	$ 179,639,592	$ 88,513,640	$ 26,987,130	$ 54,676,170	$ 23,784,962	$ 373,601,494
Direct costs	(104,501,652)	(41,841,587)	(14,912,375)	(17,768,989)	(11,458,627)	(190,483,230)
Direct contribution	75,137,940	46,672,053	12,074,755	36,907,181	12,326,335	183,118,264

Operating expenses and indirect costs of net revenues						(53,460,393)
Income from operations						129,657,871

Other income (expenses):
Interest income and other financial gains						11,877,375
Interest expense and other financial results						(1,138,379)
Foreign currency gain						11,597
Other losses, net						(190,938)
Net income before income / asset tax expense						$ 140,217,526

	Year Ended December 31, 2011
	Brazil	Argentina	Mexico	Venezuela	Other Countries	Total

Net revenues	$ 165,905,789	$ 56,714,941	$ 22,275,213	$ 34,828,878	$ 19,206,804	$ 298,931,625
Direct costs	(96,910,310)	(23,463,871)	(12,472,204)	(13,287,279)	(10,062,446)	(156,196,110)
Direct contribution	68,995,479	33,251,070	9,803,009	21,541,599	9,144,358	142,735,515

Operating expenses and indirect costs of net revenues						(42,963,350)
Income from operations						99,772,165

Other income (expenses):
Interest income and other financial gains						9,905,829
Interest expense and other financial results						(3,648,733)
Foreign currency gain						2,353,005
Other income, net						73,894
Net income before income / asset tax expense						108,456,160

	Year Ended December 31, 2010
	Brazil	Argentina	Mexico	Venezuela	Other Countries	Total

Net revenues	$ 122,825,076	$ 39,892,763	$ 18,950,450	$ 20,885,541	$ 14,161,883	$ 216,715,713
Direct costs	(73,393,467)	(19,649,506)	(11,723,168)	(9,875,510)	(7,785,914)	(122,427,565)
Direct contribution	49,431,609	20,243,257	7,227,282	11,010,031	6,375,969	94,288,148

Operating expenses and indirect costs of net revenues						(19,689,585)
Income from operations						74,598,563

Other income (expenses):
Interest income and other financial gains						4,931,215
Interest expense and other financial results						(7,601,671)
Foreign currency loss						(62,447)
Other expenses, net						--
Net income before income / asset tax expense						$ 71,865,660

Financial results of reporting segments
	Three Months Ended December 31, 2012
	Brazil	Argentina	Mexico	Venezuela	Other Countries	Total
	(Unaudited)
Net revenues	$ 47,067,048	$ 25,713,148	$ 7,620,346	$ 16,803,819	$ 6,550,285	$ 103,754,646
Direct costs	(26,395,391)	(12,884,121)	(3,745,018)	(5,134,006)	(2,890,020)	(51,048,556)
Direct contribution	20,671,657	12,829,027	3,875,328	11,669,813	3,660,265	52,706,090

Operating expenses and indirect costs of net revenues						(13,577,569)
Income from operations						39,128,521

Other income (expenses):
Interest income and other financial gains						2,880,600
Interest expense and other financial results						(273,902)
Foreign currency loss						489,094
Other gains, net						31
Net income before income / asset tax expense						$ 42,224,344

	Three Months Ended December 31, 2011
	Brazil	Argentina	Mexico	Venezuela	Other Countries	Total
	(Unaudited)
Net revenues	$ 45,246,546	$ 17,914,864	$ 6,062,213	$ 11,777,702	$ 5,464,328	$ 86,465,653
Direct costs	(27,197,798)	(7,618,197)	(3,590,393)	(4,190,282)	(2,816,636)	(45,413,306)
Direct contribution	18,048,748	10,296,667	2,471,820	7,587,420	2,647,692	41,052,347

Operating expenses and indirect costs of net revenues						(12,086,455)
Income from operations						28,965,891

Other income (expenses):
Interest income and other financial gains						2,868,565
Interest expense and other financial results						(1,086,099)
Foreign currency gain						272,183
Other losses, net						(179,256)
Net income before income / asset tax expense						$ 30,841,284

Non-GAAP Financial Measures

To supplement the Company's condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), MercadoLibre uses free cash flows, a non-GAAP measure.

This non-GAAP measure should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, this non-GAAP measure is not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with MercadoLibre's results of operations as determined in accordance with GAAP. This non-GAAP financial measure should only be used to evaluate MercadoLibre's results of operations in conjunction with the most comparable GAAP financial measures.

Reconciliation of this non-GAAP financial measure to the most comparable GAAP financial measure can be found in the table included in this press release.

Non-GAAP financial measures are provided to enhance investors' overall understanding of the Company's current financial performance. Specifically, the Company believes that free cash flow provides useful information to both management and investors by excluding payments for the acquisition of property, equipment, of intangible assets and of businesses net of cash acquired, that may not be indicative of the Company's core operating results. In addition, we report free cash flows to investors because we believe that the inclusion of this measure provides consistency in the Company's financial reporting.

Free cash flow represents cash from operating activities less payment for the acquisition of property, equipment and intangible assets and acquired businesses net of cash acquired. MercadoLibre considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the Company's operations after the purchases of property, and equipment, of intangible assets and of acquired businesses net of cash acquired. A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in the Company's cash balance for the period.

Reconciliation of Operating Cash Flows to Free Cash Flows

	Three Months Ended December 30,
	2012	2011

Net Cash provided by Operating Activities	$ 56.2	$ 27.1

Payment for acquired businesses, net of cash acquired	--	--

Purchase of intangible assets	(0.0)	(0.2)

Purchases of property and equipment	(5.1)	(1.8)

Free cash flows	$ 51.1	$ 25.1

The table above may not total due to rounding.

CONTACT: MercadoLibre, Inc.
         Investor Relations
         investor@mercadolibre.com
         http://investor.mercadolibre.com